$1,000,000.00                                             Greenwich, Connecticut
                                                          November 21, 1996


                             DEMAND PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, T-TWO HOLDING LLC, a Delaware limited liability company with an address at 411 West Putnam Avenue, Greenwich, CT 06830 (the "Borrower") hereby promises to pay on March 31, 2001 to the order of PRESIDIO CAPITAL CORP. ("Lender"), a British Virgin Islands company, (i) the principal sum of one million dollars ($1,000,000.00), together with (ii) interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding, from the date hereof until such payment is made at a rate of fifteen percent per annum, compounded annually.

Both principal and interest are payable in lawful money of the United States and in immediately available funds at the office of Wexford Management LLC, 411 West Putnam Avenue, Suite 125, Greenwich, Connecticut 06830 or at such other place as Lender shall designate in writing to the Borrower. Borrower agrees that the outstanding principal and all interest then accrued shall be prepaid on the date and to the extent any proceeds are received from a rights offering in Borrower.

The Borrower hereby waives presentment, protest, demand and notice of dishonor of this Note.

The Borrower represents and warrants as follows: (a) the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware (b) the execution, delivery and performance by the Borrower of this Note are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene the Borrowers by-laws or other organizational documents or any law or contractual restriction binding on or affecting the Borrower; (c) the Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

No amendment of this Note shall be effective without the written consent of Lender.

This Note shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflicts of law principles thereof, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal or legal representatives and permitted assigns. The Borrower hereby submits to nonexclusive personal jurisdiction of any New York State or Federal court sitting in New York County, New York or the Southern District of the State of New York, and waives any objection which it may now or hereafter have the laying of venue in such jurisdiction in any action brought under this Note.

In the event the payment due hereunder shall not be made in full when due, such payment, inclusive of interest accrued to such date, shall continue to bear interest at the rate hereinabove provided from the date which such payment was due until paid. Upon default in payment of interest or principal hereunder, the Borrower agrees to reimburse Lender for all costs of collection, including reasonable attorneys fees incurred in collection of such principal and/or interest.

The Borrower's obligations hereunder are unconditional and all payments due hereunder shall be made without offset or deduction of any kind.

Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given by personal service, or by the mailing of said notice via registered or certified mail, return receipt requested, addressed to the addresses set forth herein.

SIGNED AND DELIVERED as of the day and year first hereinabove set forth.

                                                     T-TWO HOLDING LLC


                                                     By:      __________________
                                                     Name:
                                                     Title: